STEIN ROE INTERMEDIATE MUNICIPALS FUND

PROSPECTUS, NOVEMBER 1, 2001

CLASS A, B AND C SHARES

Advised by Stein Roe & Farnham Incorporated





TABLE OF CONTENTS

The Fund................................................  2

Investment Goals........................................  2

Principal Investment Strategies.........................  2

Principal Investment Risks..............................  2

Performance History.....................................  4

Your Expenses...........................................  5

YOUR ACCOUNT
--------------------------------------------------------- 6

How to Buy Shares.......................................  6

Sales Charges...........................................  7

How to Exchange Shares.................................. 11

How to Sell Shares...................................... 11

Fund Policy on Trading of Fund Shares................... 13

Distribution and Service Fees........................... 13

Other Information About Your Account.................... 14


MANAGING THE FUND
---------------------------------------------------------17


Investment Advisor...................................... 17

Portfolio Manager....................................... 17

OTHER INVESTMENT
STRATEGIES AND RISKS
-------------------------------------------------------- 18

FINANCIAL HIGHLIGHTS
---------------------------------------------------------21

Although these securities have been registered with the Securities and Exchange Commission, the Commission has not approved or disapproved any shares offered in this prospectus or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

-----------------------------------
Not FDIC          May Lose Value
                  -----------------
Insured           No Bank Guarantee
-----------------------------------

THE FUND

INVESTMENT GOALS
-------------------------------------------------------------------------------
The Fund seeks a high level of total return, consisting of current income exempt from federal income tax, consistent with the preservation of capital


PRINCIPAL INVESTMENT STRATEGIES
-------------------------------------------------------------------------------
Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in tax-exempt securities. At least 75% of the Fund's total assets are invested in tax-exempt securities that are at the time of purchase:


         - rated at least BBB by Standard & Poor's, a division of The McGraw Hill Companies,

         -        rated at least Baa by Moody's Investors Service, Inc.,

         - given a comparable rating by another nationally recognized rating agency, or


         - backed by the full faith and credit or guarantee of the U.S. government.



The Fund may also invest up to 25% of its total assets in lower-rated debt securities. These securities are sometimes referred to as "junk bonds" and are rated at the time of purchase:



         - below BBB by Standard & Poor's, a division of The McGraw Hill Companies,

         -        below Baa by Moody's Investors Service, Inc.,

         - with a comparable rating by another nationally recognized rating agency, or

         - unrated securities that Stein Roe believes to be of comparable quality.


It is a fundamental policy that, during periods of normal market conditions, at least 80% of the Fund's net assets will be invested in securities that produce income that is exempt from federal income tax. The Fund expects to maintain dollar-weighted average maturity of three to 10 years.

The Fund is permitted to invest all of its assets in bonds subject to the Alternative Minimum Tax.

Additional strategies that are not principal investment strategies and the risks associated with them are described later in this prospectus under "Other Investment Strategies and Risks."


PRINCIPAL INVESTMENT RISKS
-------------------------------------------------------------------------------
The principal risks of investing in the Fund are described below. There are many circumstances (including additional risks that are not described here) which could prevent the Fund from achieving its investment goals. You may lose money by investing in the Fund.

THE FUND

Management risk means that the advisor's stock and bond selections and other investment decisions might produce losses or cause the Fund to underperform when compared to other funds with similar investment goals. Market risk means that security prices in a market, sector or industry may fall, reducing the value of your investment. Because of management and market risk, there is no guarantee that the Fund will achieve its investment goals or perform favorably compared with comparable funds.

Interest rate risk is the risk of a change in the price of a bond when prevailing interest rates increase or decline. In general, if interest rates rise, bond prices fall, and if interest rates fall, bond prices rise. Changes in the values of bonds usually will not affect the amount of income the Fund receives from them but will affect the value of the Fund's shares. Interest rate risk is generally greater for bonds with longer maturities.

Because the Fund may invest in debt securities, the Fund is subject to issuer risk. Issuer risk is the possibility that changes in the financial condition of the issuer of a security, changes in general economic conditions, or changes in economic conditions that affect the issuer may impact its actual or perceived willingness or ability to make timely payments of interest or principal. This could result in decreases in the price of the security and in some cases a decrease in income.

Lower-rated debt securities, commonly referred to as "junk bonds", involve greater risk of loss due to credit deterioration and are less liquid, especially during periods of economic uncertainty or change, than higher-quality debt securities. Lower-rated debt securities generally have a higher risk that the issuer of the security may default and not make payment of interest or principal.

Call risk is the chance that during periods of falling interest rates, a bond issuer will "call" -- or repay -- its high-yielding bond before the bond's maturity date. The Fund could experience a decline in income if it has to reinvest the unanticipated proceeds at a lower interest rate.

Tax-exempt bonds are subject to special risk. Changes in tax laws or adverse determinations by the Internal Revenue Service may make the income from some of these bonds taxable. Bonds that are backed by the issuer's taxing authority, known as general obligation bonds, may partially depend for payment on legislative appropriation and/or aid from other governments. These bonds may be vulnerable to legal limits on a government's power to raise revenue or increase taxes. Other tax-exempt bonds, known as special revenue obligations, are payable from revenues earned by a particular project or other revenue source. These bonds are subject to greater risk of default than general obligation bonds because investors can look only to the revenue generated by the project or private company, rather than to the credit of the state or local government issuer of the bonds.

The interest income distributed by the Fund from certain tax-exempt bonds may be subject to federal Alternative Minimum Tax for individuals and corporations. Consult your tax advisor for more information.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

THE FUND


UNDERSTANDING PERFORMANCE

Calendar year total returns show the Fund's Class S share performance for each of the last ten complete calendar years. They include the effects of Fund expenses.

Average annual total returns are a measure of the Fund's Class S share performance over the past one-year, five-year and ten-year periods. They include the effects of Fund expenses.

The Fund's returns are compared to the Lehman Brothers 10-year Municipal Bond Index (Lehman Index), an unmanaged broad-based measure of market performance. Unlike the Fund, indices are not investments, do not incur fees or expenses and are not professionally managed. It is not possible to invest directly in indices.


PERFORMANCE HISTORY
-------------------------------------------------------------------------------
The bar chart below shows changes in the Fund's performance from year to year by illustrating the Fund's calendar year total returns for its Class S shares. The Fund did not have separate classes of shares prior to November 1, 2000; on that date, the Fund's outstanding shares were reclassified as Class S shares. The performance table following the bar chart shows how the Fund's average annual returns for Class S shares compare with those of a broad measure of market performance for 1 year, 5 years and 10 years. The chart and table are intended to illustrate some of the risks of investing in the Fund by showing the changes in the Fund's performance. All returns include the reinvestment of dividends and distributions. Performance results include the effect of expense reduction arrangements, if any. If these arrangements had not been in place, the performance results would have been lower. Any expense reduction arrangements may be discontinued at any time. As with all mutual funds, past performance does not predict the Fund's future performance. Returns and value of an investment will vary, resulting in a gain or a loss on sale.


  CALENDAR YEAR TOTAL RETURNS (CLASS S)(1)
-------------------------------------------------------------------------------

[BAR CHART]

Year
1991        10.67%
1992         7.63%
1993        11.06%
1994        -3.36%
1995        12.93%
1996         4.16%
1997         7.50%
1998         5.45%
1999        -1.41%
2000         9.42%


The Fund's year-to-date total return through September 30, 2001 was +5.53%.


For period shown in bar chart:


Best quarter:  1st quarter 1995, +4.73%
Worst quarter:  1st quarter 1994, -4.24%



  AVERAGE ANNUAL TOTAL RETURNS -- FOR PERIODS ENDED DECEMBER 31, 2000(1)
-------------------------------------------------------------------------------

                           1 Year    5 Years    10 Years
 Class S(%)                 9.42       4.96       6.28

 Lehman Index (%)          10.76       5.93       7.44

(1) Because the Class A, B and C shares have not completed a full calendar year the bar chart and average annual total returns shown are for Class S shares, the oldest existing fund class. Class S shares are not offered in this prospectus. Class A, B and C shares would have substantially similar annual returns because they are invested in the same portfolio of securities and the returns would differ only to the extent that the classes do not have the same expenses and Class A, B and C shares have a sales charge. Class S shares were initially offered on October 9, 1985, and Class A, B and C shares were initially offered on January 26, 2001.

THE FUND

UNDERSTANDING EXPENSES

SALES CHARGES are paid directly by shareholders to Liberty Funds Distributor, Inc., the Fund's distributor.

ANNUAL FUND OPERATING EXPENSES are paid by the Fund. They include management fees, 12b-1 fees and other administrative costs including pricing and custody services.

EXAMPLE EXPENSES help you compare the cost of investing in the Fund to the cost of investing in other mutual funds. The table does not take into account any expense reduction arrangements discussed in the footnotes to the Annual Fund Operating Expenses table. It uses the following hypothetical conditions:

- -        $10,000 initial investment

- -        5% total return for each year

- -        Fund operating expenses remain the same

- -        Assumes reinvestment of all dividends and distributions

- -        Assumes Class B shares convert to Class A shares after eight years



YOUR EXPENSES
-------------------------------------------------------------------------------
Expenses are one of several factors to consider before you invest in a mutual fund. The tables below describe the fees and expenses you may pay when you buy, hold and sell shares of the Fund.


  SHAREHOLDER FEES(2) (PAID DIRECTLY FROM YOUR INVESTMENT)
-------------------------------------------------------------------------------

                                      CLASS A     CLASS B     CLASS C
Maximum sales charge (load) on
purchases (%)
(as a percentage of the offering
price)                                  3.25        0.00        0.00
-------------------------------------------------------------------------------
Maximum deferred sales charge
(load) on redemptions (%) (as a
percentage of the
lesser of purchase price or
redemption price)                       1.00(3)   5.00        1.00
-------------------------------------------------------------------------------
Redemption fee (%) (as a
percentage of
amount redeemed, if applicable)         (4)         (4)         (4)


  ANNUAL FUND OPERATING EXPENSES (DEDUCTED DIRECTLY FROM FUND ASSETS)
-------------------------------------------------------------------------------

                                    CLASS A    CLASS B    CLASS C

Management fee (5)(6)   (%)           0.58       0.58       0.58
-------------------------------------------------------------------------------
Distribution and service (12b-1)
fees (%)                              0.20       0.85       0.85(7)
-------------------------------------------------------------------------------
Other expenses    (%)                 0.23       0.23       0.23
-------------------------------------------------------------------------------
Total annual fund operating
expenses (6) (%)                      1.01       1.66       1.66(7)



  EXAMPLE EXPENSES (YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER)
-------------------------------------------------------------------------------

CLASS                                  1 YEAR    3 YEARS   5 YEARS   10 YEARS

Class A                                 $425      $636      $865     $1,521
-------------------------------------------------------------------------------------
Class B:    did not sell
            your shares                 $169      $523      $902     $1,792

            sold all your
            shares at
            the end of the
            period                      $669      $823     $1,002    $1,792
-------------------------------------------------------------------------------------
Class C:    did not sell
            your shares                 $169      $523      $902     $1,965

            sold all your
            shares at
            the end of the
            period                      $269      $523      $902     $1,965
-------------------------------------------------------------------------------------


(2) A $10 annual fee is deducted from accounts of less than $1,000 and paid to the transfer agent.


(3) This charge applies only to certain Class A shares bought without an initial sales charge that are sold within 18 months of purchase.


(4)      There is a $7.50 charge for wiring sale proceeds to your bank.


(5) The Fund pays a management fee of 0.44% and an administration fee of 0.14%.

(6) The Fund's advisor has voluntarily agreed to reimburse the Fund for certain expenses so that the total annual fund operating expenses (exclusive of distribution and service fees, brokerage commissions, interest, taxes and extraordinary expenses, if any) will not exceed 0.70%. As a result, the actual management fee for each share class would be 0.47% and total annual fund operating expenses for Class A, B and C shares would be 0.90%, 1.55% and 1.10%, respectively. This arrangement may be modified or termianted by the advisor at any time.

(7) The Fund's distributor has voluntarily agreed to waive a portion of the 12b-1 fee for Class C shares. As a result, the actual 12b-1 fee for Class C shares would be 0.20% and the total annual fund operating expenses for Class C shares would be 1.21%. This arrangement may be modified or terminated by the distributor at any time.

                                  YOUR ACCOUNT
-------------------------------------------------------------------------------

INVESTMENT MINIMUMS

Initial Investment..........................  $1,000
Subsequent Investments......................  $   50
Automatic Investment Plan*..................  $   50
Retirement Plans*...........................  $   25

* The initial investment minimum of $1,000 is waived on these plans.

The Fund reserves the right to change these investment minimums. The Fund also reserves the right to refuse a purchase order for any reason, including if it believes that doing so would be in the best interest of the Fund and its shareholders.

HOW TO BUY SHARES
-------------------------------------------------------------------------------
Your financial advisor can help you establish an appropriate investment portfolio, buy shares and monitor your investments. When the Fund receives your purchase request in "good form," your shares will be bought at the next calculated public offering price. "Good form" means that you placed your order with your brokerage firm or your payment has been received and your application is complete, including all necessary signatures.

The Fund is closed to purchases by new investors. Existing shareholders may continue to purchase additional shares of the Fund. Shareholders may also exchange shares of the fund for the same share class of other funds distributed by Liberty Funds Distributor, Inc.


  OUTLINED BELOW ARE THE VARIOUS OPTIONS FOR BUYING SHARES:
-------------------------------------------------------------------------------

METHOD                 INSTRUCTIONS

Through your           Your financial advisor can help you
financial              establish your account and buy Fund shares
advisor                on your behalf.  To receive the current
                       trading day's price, your financial advisor firm must
                       receive your request prior to the close of the New York
                       Stock Exchange (NYSE), usually 4:00 p.m. Eastern time.
                       Your financial advisor may charge you fees for executing
                       the purchase for you.
-------------------------------------------------------------------------------
By check               For new accounts, send a completed
(new account)          application and check made payable to the
                       Fund to the transfer agent, SteinRoe
                       Services, Inc., c/o Liberty Funds Services,
                       Inc., P.O. Box 1722, Boston, MA 02105-1722.
-------------------------------------------------------------------------------
By check               For existing accounts fill out and return
(existing              the additional investment stub included in
account)               your quarterly statement, or send a letter
                       of instruction including your Fund name and
                       account number with a check made payable to
                       the Fund to SteinRoe Services, Inc., c/o
                       Liberty Funds Services, Inc., P.O. Box 1722,
                       Boston, MA 02105-1722.
-------------------------------------------------------------------------------
By exchange            You or your financial advisor may acquire
                       shares for your account by exchanging shares
                       you own in one fund for shares of the same
                       class of the Fund at no additional cost.
                       There may be an additional charge if
                       exchanging from a money market fund.  To
                       exchange by telephone, call 1-800-422-3737.
-------------------------------------------------------------------------------
By wire                You may purchase shares by wiring money from your
                       bank account to your Fund account. To wire funds to your
                       Fund account, call 1-800-422-3737 to obtain a control
                       number and the wiring instructions.
-------------------------------------------------------------------------------
By                     You may purchase shares by electronically
electronic             transferring money from your bank account to
funds                  your Fund account by calling
transfer               1-800-422-3737.  An electronic funds
                       transfers may take up to two business days to settle and
                       be considered in "good form." You must set up this
                       feature prior to your telephone request. Be sure to
                       complete the appropriate section of the application.
-------------------------------------------------------------------------------
Automatic              You can make monthly or quarterly
investment             investments automatically from your bank
plan                   account to your Fund account.  You can
                       select a pre-authorized amount to be sent via electronic
                       funds transfer. Be sure to complete the appropriate
                       section of the application for this feature.
-------------------------------------------------------------------------------

Automated              You can purchase shares for your account by
dollar cost            exchanging $100 or more each month from
averaging              another fund for shares of the same class of
                       the Fund at no additional cost. You must have a current balance of at least $5,000 in the fund the money is coming from. The designated amount will be exchanged on the third Tuesday of each month. Exchanges will continue so long as your fund balance is sufficient to complete the transfers. You may terminate your program or change the amount of the exchange (subject to the $100 minimum) by calling 1-800-422-3737. Be sure to complete the appropriate section of the account application for this

YOUR ACCOUNT





                       feature.

-------------------------------------------------------------------------------
By dividend            You may automatically invest dividends
diversification        distributed by another fund into the same
                       class of shares of the Fund at no additional sales charge. To invest your dividends in another fund, call
                       1-800-345-6611.

YOUR ACCOUNT



CHOOSING A SHARE CLASS

The Fund offers three classes of shares in this prospectus -- Class A, B and C. Each share class has its own sales charge and expense structure. Determining which share class is best for you depends on the dollar amount you are investing and the number of years for which you are willing to invest. If your financial advisor firm does not participate in the Class B discount program, purchases of $250,000 or more but less than $1 million can be made only in Class A or Class C shares. Purchases of $1 million or more can be made only in Class A shares. Based on your personal situation, your investment advisor can help you decide which class of shares makes the most sense for you.

The Fund also offers an additional class of shares, Class S shares made available through a separate prospectus.

SALES CHARGES
-------------------------------------------------------------------------------
You may be subject to an initial sales charge when you purchase, or a contingent deferred sales charge (CDSC) when you sell, shares of the Fund. These sales charges are described below. In certain circumstances, these sales charges are waived, as described below and in the Statement of Additional Information.

CLASS A SHARES Your purchases of Class A shares are made at the public offering price for these shares. This price includes a sales charge that is based on the amount of your initial investment when you open your account. The sales charge you pay on an additional investment is based on the total amount of your purchase and the current value of your account. A portion of the sales charge is paid as a commission to your financial advisor firm on the sale of Class A shares. The amount of the sales charge differs depending on the amount you invest as shown in the table below.


  Class A Sales Charges



                                                                 % OF OFFERING
                              AS A % OF                               PRICE
                              THE PUBLIC         AS A %           RETAINED BY
                              OFFERING          OF YOUR             FINANCIAL
AMOUNT OF PURCHASE             PRICE           INVESTMENT          ADVISOR FIRM

Less than $100,000              3.25              3.35               3.00
-------------------------------------------------------------------------------
$100,000 to less than
$250,000                        2.50              2.56               2.25
-------------------------------------------------------------------------------
$250,000 to less than
$500,000                        2.00              2.04               1.75
-------------------------------------------------------------------------------
$500,000 to less than
$1,000,000                      1.50              1.52               1.25
-------------------------------------------------------------------------------
$1,000,000 or more              0.00              0.00               0.00

Class A shares bought without an initial sales charge in accounts aggregating $1 million to $25 million at the time of purchase are subject to a 1.00% CDSC if the shares are sold within 18 months of the time of purchase. Subsequent Class A share purchases that bring your account value above $1 million are subject to a CDSC if redeemed within 18 months of the date of purchase. The 18-month period begins on the first day of the month following each purchase. The CDSC does not apply to retirement plans purchasing through a fee-based program.

YOUR ACCOUNT


UNDERSTANDING CONTINGENT DEFERRED SALES CHARGES

Certain investments in Class A, B and C shares are subject to a CDSC, a sales charge applied at the time you sell your shares. You will pay the CDSC only on shares you sell within a certain amount of time after purchase. The CDSC generally declines each year until there is no charge for selling shares. The CDSC is applied to the net asset value at the time of purchase or sale, whichever is lower. For purposes of calculating the CDSC, the start of the holding period is the month-end of the month in which the purchase is made. Shares you purchase with reinvested dividends or capital gains are not subject to a CDSC. When you place an order to sell shares, the Fund will automatically sell first those shares not subject to a CDSC and then those shares you have held the longest. This policy helps reduce and possibly eliminate the potential impact of the CDSC.



For Class A share purchases of $1 million or more, financial advisors receive a cumulative commission from the distributor as follows:


  PURCHASES OVER $1 MILLION
-------------------------------------------------------------------------------

AMOUNT PURCHASED                                COMMISSION %

First $3 million                                    1.00
-------------------------------------------------------------------------------
$3 million to less than $5
million                                             0.80
-------------------------------------------------------------------------------
$5 million to less than $25
million                                             0.50
-------------------------------------------------------------------------------
$25 million or more                                 0.25

The commission to financial advisors for Class A share purchases of $25 million or more is paid over 12 months but only to the extent the shares remain outstanding.

For Class A share purchases by participants in certain group retirement plans offered through a fee-based program, financial advisors receive a 1.00% commission from the distributor on all purchases of less than $3 million.

REDUCED SALES CHARGES FOR LARGER INVESTMENTS There are two ways for you to pay a lower sales charge when purchasing Class A shares. The first is through Rights of Accumulation. If the combined value of the Fund accounts in all classes maintained by you, your spouse or your minor children reaches a sales charge discount level (according to the chart on the previous page), your next purchase will receive the lower sales charge. The second is by signing a Statement of Intent within 90 days of your purchase. By doing so, you would be able to pay the lower sales charge on all purchases by agreeing to invest a total of at least $50,000 within 13 months. If your Statement of Intent purchases are not completed within 13 months, you will be charged the applicable sales charge on the amount you had invested to that date. In addition, certain investors may purchase shares at a reduced sales charge or net asset value, which is the value of a fund share excluding any sales charges. See the Statement of Additional Information for a description of these situations.

CLASS B SHARES Your purchases of Class B shares are at Class B's net asset value. Class B shares have no front-end sales charge, but they do carry a CDSC that is imposed only on shares sold prior to the elimination of the CDSC as shown in the applicable chart below. The CDSC generally declines each year and eventually disappears over time. The distributor pays your financial advisor firm an up-front commission on sales of Class B shares as depicted in the charts below.

YOUR ACCOUNT




PURCHASES OF LESS THAN $250,000:

  CLASS B SALES CHARGES
-------------------------------------------------------------------------------

                                            % DEDUCTED WHEN
HOLDING PERIOD AFTER PURCHASE               SHARES ARE SOLD

Through first year                                5.00
-------------------------------------------------------------------------------
Through second year                               4.00
-------------------------------------------------------------------------------
Through third year                                3.00
-------------------------------------------------------------------------------
Through fourth year                               3.00
-------------------------------------------------------------------------------
Through fifth year                                2.00
-------------------------------------------------------------------------------
Through sixth year                                1.00
-------------------------------------------------------------------------------
Longer than six years                             0.00

Commission to financial advisors is 4.00%.

Automatic conversion to Class A shares occurs eight years after purchase.

You can pay a lower CDSC and reduce the holding period when making purchases of Class B shares through a financial advisor firm which participates in the Class B share discount program for larger purchases as described in the charts below. Some financial advisor firms are not able to participate because their record keeping or transaction processing systems are not designed to accommodate these reductions. For non-participating firms, purchases of Class B shares must be less than $250,000. Consult your financial advisor to see whether it participates in the discount program for larger purchases. For participating firms, Rights of Accumulation apply, so that if the combined value of the Fund accounts maintained by you, your spouse or your minor children is at or above a discount level, your next purchase will be subject to the lower CDSC and the applicable reduced holding period.

PURCHASES OF $250,000 TO LESS THAN $500,000:


  CLASS B SALES CHARGES
-------------------------------------------------------------------------------

                                           % DEDUCTED WHEN
HOLDING PERIOD AFTER PURCHASE              SHARES ARE SOLD

Through first year                               3.00
-------------------------------------------------------------------------------
Through second year                              2.00
-------------------------------------------------------------------------------
Through third year                               1.00
-------------------------------------------------------------------------------
Longer than three years                          0.00

Commission to financial advisors is 2.50%.

Automatic conversion to Class A shares is four years after purchase.

YOUR ACCOUNT



PURCHASES OF $500,000 TO LESS THAN $1 MILLION:


  CLASS B SALES CHARGES
-------------------------------------------------------------------------------

                                            % DEDUCTED WHEN
HOLDING PERIOD AFTER PURCHASE               SHARES ARE SOLD

Through first year                                3.00
-------------------------------------------------------------------------------
Through second year                               2.00
-------------------------------------------------------------------------------
Through third year                                1.00

Commission to financial advisors is 1.75%.

Automatic conversion to Class A shares occurs three years after purchase.

If you exchange into a fund participating in the Class B share discount program or transfer your fund account from a financial advisor which does not participate in the program to one who does, the exchanged or transferred shares will retain the pre-existing CDSC but any additional purchases of Class B shares which, together with the exchanged or transferred account, exceed the applicable discount level will be subject to the lower CDSC and the reduced holding period for amounts in excess of the discount level. Your financial advisor will receive the lower commission for purchases in excess of the applicable discount level. If you exchange from a participating fund or transfer your account from a financial advisor that does participate in the program into a fund or financial advisor that does not, the exchanged or transferred shares will retain the pre-existing CDSC schedule and holding period but all additional purchases of Class B shares will be subject to the higher CDSC and longer holding period of the non-participating fund or applicable to the non-participating financial advisor.

CLASS C SHARES Your purchases of Class C shares are at Class C's net asset value. Although Class C shares have no front-end sales charge, they carry a CDSC of 1.00% that is applied to shares sold within the first year after they are purchased. After holding shares for one year, you may sell them at any time without paying a CDSC. The distributor pays your financial advisor firm an up-front commission of 1.00% on sales of Class C shares.


  CLASS C SALES CHARGES
-------------------------------------------------------------------------------

                                       % DEDUCTED WHEN SHARES ARE
YEARS AFTER PURCHASE                              SOLD

Through first year                                1.00
-------------------------------------------------------------------------------
Longer than one year                              0.00

YOUR ACCOUNT



HOW TO EXCHANGE SHARES
-------------------------------------------------------------------------------
You may exchange your shares for shares of the same share class of another fund distributed by Liberty Funds Distributor, Inc. at net asset value. If your shares are subject to a CDSC, you will not be charged a CDSC upon the exchange. However, when you sell the shares acquired through the exchange, the shares sold may be subject to a CDSC, depending upon when you originally purchased the shares you are exchanging. For purposes of computing the CDSC, the length of time you have owned your shares will be computed from the date of your original purchase, and the applicable CDSC will be the CDSC of the original fund. Shareholders of Liberty Acorn funds that qualify to purchase Class A shares at net asset value may exchange their Class A shares for Class Z share of another fund distributed by Liberty Funds Distributor, Inc. (see the Statement of Additional Information for a description of these situations). Unless your account is part of a tax-deferred retirement plan, an exchange is a taxable event. Therefore, you may realize a gain or a loss for tax purposes. The Fund may terminate your exchange privilege if the advisor determines that your exchange activity is likely to adversely impact its ability to manage the Fund. To exchange by telephone, call 1-800-422-3737.


HOW TO SELL SHARES
-------------------------------------------------------------------------------
Your financial advisor can help you determine if and when you should sell your shares. You may sell shares of the Fund on any regular business day that the New York Stock Exchange (NYSE) is open.

When the Fund receives your sales request in "good form," shares will be sold at the next calculated price. "Good form" means that money used to purchase your shares is fully collected. When selling shares by letter of instruction, "good form" also means (i) your letter has complete instructions, the proper signatures and signature guarantees, (ii) you have included any certificates for shares to be sold, and (iii) any other required documents are attached. For additional documents required for sales by corporations, agents, fiduciaries and surviving joint owners, please call 1-800-345-6611. Retirement plan accounts have special requirements; please call 1-800-799-7526 for more information.

The Fund will generally send proceeds from the sale to you within seven days (usually on the next business day after your request is received in "good form"). However, if you purchased your shares by check, the Fund may delay sending the proceeds from the sale of your shares for up to 15 days after your purchase to protect against checks that are returned. No interest will be paid on uncashed redemption checks. Redemption proceeds may be paid in securities, rather than in cash, under certain circumstances. For more information, see the paragraph "Non Cash Redemptions" under the section "How to Sell Shares" in the Statement of Additional Information.

YOUR ACCOUNT



  OUTLINED BELOW ARE THE VARIOUS OPTIONS FOR SELLING SHARES:
-------------------------------------------------------------------------------

METHOD                   INSTRUCTIONS

Through your             You may call your financial advisor to place
financial                your sell order.  To receive the current
advisor                  trading day's price, your financial advisor
                         firm must receive your request prior to the close of
                         regular trading the NYSE, usually 4:00 p.m. Eastern
                         time. Your financial advisor may charge you fees for
                         executing a redemption for you.
-------------------------------------------------------------------------------
By exchange              You or your financial advisor may sell shares by
                         exchanging from the Fund into the same share class of
                         another fund at no additional cost. To exchange by
                         telephone, call 1-800-422-3737.
-------------------------------------------------------------------------------
By telephone             You or your financial advisor may sell
                         shares by telephone and request that a check
                         be sent to your address of record by calling
                         1-800-422-3737, unless you have notified the
                         Fund of an address change within the
                         previous 30 days.  The dollar limit for
                         telephone sales is $100,000 in a 30-day
                         period.  You do not need to set up this
                         feature in advance of your call.  Certain
                         restrictions apply to retirement accounts.
                         For details, call 1-800-345-6611.
-------------------------------------------------------------------------------
By mail                  You may send a signed letter of instruction
                         or stock power form along with any share certificates to be sold to the address below. In your letter of instruction, note the Fund's name, share class, account number, and the dollar value or number of shares you wish to sell. All account owners must sign the letter, and signatures must be guaranteed by either a bank, a member firm of a national stock exchange or another eligible guarantor institution. Additional documentation is required for sales by corporations, agents, fiduciaries, surviving joint owners and individual retirement account owners. For details, call
                         1-800-345-6611.

                         Mail your letter of instruction to SteinRoe
                         Services, Inc., c/o Liberty Funds Services,
                         Inc., P.O. Box 1722, Boston, MA 02105-1722.
-------------------------------------------------------------------------------
By                       You may sell shares by check writing.  The
checkwriting             check must be at least $500 and no more than
                         $100,000. You will continue to earn dividends on shares
                         until the check is presented to the Bank for payment.
                         When the check is presented to the Bank a sufficient
                         number of full and fractional shares will be sold at
                         the next determined net asset value to cover the amount
                         of the check. Certificate shares may not be sold by
                         checkwriting. Checkwriting is only available for Class
                         A shares. Be sure to complete the appropriate section
                         of the account application for this feature.
-------------------------------------------------------------------------------
By wire                  You may sell shares and request that the proceeds be
                         wired to your bank.  You must set up this feature prior
                         to your telephone request.  Be sure to complete the
                         appropriate section of the account application for
                         this feature.
-------------------------------------------------------------------------------
By                       You may automatically sell a specified
systematic               dollar amount or percentage of your account
withdrawal               on a monthly, quarterly or semi-annual basis
plan                     and have the proceeds sent to you if your
                         account balance is at least $5,000. This feature is not
                         available if you hold your shares in certificate form.
                         All dividend and capital gains distributions must be
                         reinvested. Be sure to complete the appropriate section
                         of the account application for this feature.
-------------------------------------------------------------------------------
By electronic            You may sell shares and request that the
funds                    proceeds be electronically transferred to
transfer                 your bank.  Proceeds may take up to two
                         business days to be received by your bank. You must set up this feature prior to your request. Be sure to complete the appropriate section of the account application for this feature.

YOUR ACCOUNT




FUND POLICY ON TRADING OF FUND SHARES
-------------------------------------------------------------------------------
The Fund does not permit short-term or excessive trading in its shares. Excessive purchases, redemptions or exchanges of Fund shares disrupt portfolio management and increase Fund expenses. In order to promote the best interests of the Fund, the Fund reserves the right to reject any purchase order or exchange request, particularly from market timers or investors who, in the advisor's opinion, have a pattern of short-term or excessive trading or whose trading has been or may be disruptive to the Fund. The fund into which you would like to exchange also may reject your request.


DISTRIBUTION AND SERVICE FEES
-------------------------------------------------------------------------------
The Fund has adopted a plan under Rule 12b-1 that permits it to pay the Fund's distributor marketing and other fees to support the sale and distribution of Class A, B and C shares and certain services provided to you by your financial advisor. The annual service fee may equal up to 0.20% for each of Class A, Class B and Class C shares. The annual distribution fee may equal up to 0.00% for Class A shares and 0.65% for each of Class B and Class C shares. Distribution and service fees are paid out of the assets of these classes. The distributor has voluntarily agreed to waive a portion of the Class C share distribution fee so that it does not exceed 0.20% annually. Over time, these fees will reduce the return on your investment and may cost you more than paying other types of sales charges. Class B shares automatically convert to Class A shares after a certain number of years, eliminating of the distribution fee upon conversion. Conversion may occur three, four or eight years after purchase, depending on the program under which you purchased your shares. See "Your Account; Sales Charges" for the conversion schedule applicable to Class B shares.

YOUR ACCOUNT

OTHER INFORMATION ABOUT YOUR ACCOUNT
-------------------------------------------------------------------------------
HOW THE FUND'S SHARE PRICE IS DETERMINED The price of each class of the Fund's shares is based on its net asset value. The net asset value is determined at the close of regular trading on the NYSE, usually 4:00 p.m. Eastern time, on each business day that the NYSE is open (typically Monday through Friday).

When you request a transaction, it will be processed at the net asset value (plus any applicable sales charges) next determined after your request is received in "good form" by the distributor. In most cases, in order to receive that day's price, the distributor must receive your order before that day's transactions are processed. If you request a transaction through your financial advisor firm, the firm must receive your order by the close of trading on the NYSE to receive that day's price.

The Fund determines its net asset value for each share class by dividing each class's total net assets by the number of that class's outstanding shares. In determining the net asset value, the Fund must determine the price of each security in its portfolio at the close of each trading day. Securities for which market quotations are available are valued each day at the current market value. However, where market quotations are unavailable, or when the advisor believes that subsequent events have made them unreliable, the Fund may use other data to determine the fair value of the securities.

You can find the daily prices of some share classes for the Fund in most major daily newspapers under the caption "Liberty." You can find daily prices for all share classes by visiting the Fund's web site at www.libertyfunds.com.

ACCOUNT FEES If your account value falls below $1,000 (other than as a result of depreciation in share value) you may be subject to an annual account fee of $10. This fee is deducted from the account in June each year. Approximately 60 days prior to the fee date, the Fund's transfer agent will send you written notification of the upcoming fee. If you add money to your account and bring the value above $1,000 prior to the fee date, the fee will not be deducted.

SHARE CERTIFICATES Share certificates are not available for Class B and C shares. Certificates will be issued for Class A shares only if requested. If you decide to hold share certificates, you will not be able to sell your shares until you have endorsed your certificates and returned them to the distributor.

YOUR ACCOUNT


UNDERSTANDING FUND DISTRIBUTIONS

The Fund earns income from the securities it holds. The Fund also may realize capital gains and losses on sales of its securities. The Fund distributes substantially all of its net investment income and capital gains to shareholders. As a shareholder, you are entitled to a portion of the Fund's income and capital gains, generally based on the number of shares you own at the time these distributions are declared.


DIVIDENDS, DISTRIBUTIONS, AND TAXES The Fund has the potential to make the following distributions:


  TYPES OF DISTRIBUTIONS
-------------------------------------------------------------------------------

Dividend             Represents interest and dividends earned from securities
                     held by the Fund, net of expenses incurred by the Fund.
-------------------------------------------------------------------------------
Capital gains        Represents net long-term capital gains on sales of
                     securities held for more than 12 months and net short-term capital gains, which are gains on sales of securities held for a 12-month period or less.

DISTRIBUTION OPTIONS The Fund declares dividends daily and pays them monthly, and declares and pays any capital gains (including short-term capital gains) at least annually. Dividends begin to accrue on the day that the Fund receives payment and stop accruing on the day prior to the shares leaving the account. You can choose one of the options listed in the table below for these distributions when you open your account. To change your distribution option call 1-800-345-6611.

If you do not indicate on your application or at the time your account is established your preference for handling distributions, the Fund will automatically reinvest all distributions in additional shares of the Fund.


  DISTRIBUTION OPTIONS
-------------------------------------------------------------------------------

Reinvest all distributions in additional shares of your
current fund
-------------------------------------------------------------------------------
Reinvest all distributions in shares of another fund
-------------------------------------------------------------------------------
Receive dividends in cash (see options below) and
reinvest capital gains
-------------------------------------------------------------------------------
Receive all distributions in cash (with one of the following options):

- -        send the check to your address of record

- -        send the check to a third party address

- -        transfer the money to your bank via electronic funds transfer

Distributions of $10 or less will automatically be reinvested in additional Fund shares. If you elect to receive distributions by check and the check is returned as undeliverable, or if you do not cash a distribution check within six months of the check date, the distribution will be reinvested in additional shares of the Fund. All subsequent distributions will be reinvested.

YOUR ACCOUNT



TAX CONSEQUENCES For federal income tax purposes, distributions of investment income by the Fund, whether in cash or additional securities, will ordinarily constitute tax-exempt income. Generally, gains realized by the Fund on the sale or exchange of investments, the income from which is tax-exempt, will be taxable to shareholders. In addition, an investment in the Fund may result in liability for federal alternative minimum tax for both individuals and corporate shareholders. The Fund intends to distribute federally tax-exempt income. The Fund may invest a portion of its assets in securities that generate income subject to federal or state income taxes. Income exempt from federal tax may be subject to state and local taxes.

You will be provided with information each year regarding the amount of ordinary income and capital gains distributed to you for the previous year and any portion of your distribution which is exempt from state and local taxes. Your investment in the Fund may have additional personal tax implications. Please consult your tax advisor about federal, state, local or other applicable tax laws.

In addition to the dividends and capital gains distributions made by the Fund, you may realize a capital gain or loss when selling and exchanging shares of the Fund. Such transactions may also be subject to federal, state and local income tax.

MANAGING THE FUND



INVESTMENT ADVISOR

Stein Roe & Farnham Incorporated (Stein Roe), located at One South Wacker Drive, Suite 3500, Chicago, Illinois 60606, is the Fund's investment advisor. In its duties as investment advisor, Stein Roe runs the Fund's day-to-day business, including placing all orders for the purchase and sale of the Fund's portfolio securities. Stein Roe has been an investment advisor since 1932. As of September 30, 2001, Stein Roe managed over $22.2 billion in assets.

Stein Roe's mutual funds and institutional investment advisory businesses are part of a larger business unit known as Liberty Funds Group LLC (LFG) that includes several separate legal entities. LFG includes certain affiliates of Stein Roe, principally Colonial Management Associates, Inc. (Colonial). Stein Roe and the LFG business unit are managed by a single management team. Stein Roe, Colonial and the other LFG entities also share personnel, facilities and systems that may be used in providing administrative or operational services to the Fund. Stein Roe and Colonial are registered investment advisors. Stein Roe, Colonial and the other entities that make up LFG are subsidiaries of Liberty Financial Companies, Inc.

For the 2001 fiscal year, aggregate advisory fees paid to Stein Roe by the Fund amounted to 0.47% of average daily net assets of the Fund.

Stein Roe may use the services of AlphaTrade Inc., an affiliated broker-dealer, when buying or selling equity securities for the Fund's portfolio, pursuant to procedures adopted by the Board of Trustees.


PORTFOLIO MANAGER

WILLIAM C. LORING joined Stein Roe in November 1998 as co-portfolio manager of Stein Roe Managed Municipals Fund. Since 1986, he has managed various Liberty tax-exempt funds, including Liberty Tax-Exempt Fund since May 1997, Liberty Intermediate Tax-Exempt Fund since 1993 and Intermediate Municipals Fund since May, 2000. Mr. Loring is jointly employed as a senior vice president by both Colonial and Stein Roe and has a bachelor's degree from Bowdoin College.

UNDERSTANDING THE FUND'S OTHER INVESTMENT STRATEGIES AND RISKS

The Fund's principal investment strategies and risks are described under "The Fund - Principal Investment Strategies" and "The Fund - Principal Investment Risks." In seeking to meet its investment goals, the Fund may also invest in other securities and use certain other investment techniques. These securities and investment techniques offer opportunities and carry various risks.

The advisor may elect not to buy any of these securities or use any of these techniques unless it believes that doing so will help the Fund achieve its investment goals. The Fund may not always achieve its investment goals.

Additional information about the Fund's securities and investment techniques, as well as the Fund's fundamental and non-fundamental investment policies, is contained in the Statement of Additional Information.

OTHER INVESTMENT STRATEGIES AND RISKS

The Fund's principal investment strategies and their associated risks are described above. This section describes other investments the Fund may make and the risks associated with them. In seeking to achieve its investment goals, the Fund may invest in various types of securities and engage in various investment techniques which are not the principal focus of the Fund and therefore are not described in this prospectus. These types of securities and investment practices are identified and discussed in the Fund's Statement of Additional Information, which you may obtain free of charge (see back cover). Except as otherwise noted, approval by the Fund's shareholders is not required to modify or change any of the Fund's investment goals or investment strategies.


DERIVATIVE STRATEGIES


The Fund may enter into a number of hedging strategies, including those that employ futures and options, to gain or reduce exposure to particular securities or markets. These strategies, commonly referred to as derivatives, involve the use of financial instruments whose values depend on, or are derived from, the value of an underlying security, index or currency. The Fund may use these strategies to adjust the Fund's sensitivity to changes in interest rates, or for other hedging purposes (i.e., attempting to offset a potential loss in one position by establishing an interest in an opposite position). Derivative strategies involve the risk that they may exaggerate a loss, potentially losing more money than the actual cost of the underlying security, or limit a potential gain. Also, with some derivative strategies there is the risk that the other party to the transaction may fail to honor its contract terms, causing a loss to the Fund.


WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS

When-issued securities and forward commitments are securities that are purchased prior to the date they are actually issued or delivered. These securities involve the risk that they may fall in value by the time they are actually issued or that the other party may fail to honor the contract terms.


ASSET-BACKED SECURITIES

Asset-backed securities are interests in pools of debt securities backed by various types of loans such as mortgages and student loans. These securities involve prepayment risk, which is the possibility that the underlying debt may be refinanced or prepaid prior to maturity during periods of declining interest rates. A decline in interest rates may lead to a faster rate of repayment on asset-backed securities and, therefore, cause the Fund to earn a lower interest rate on reinvestment. In addition, the potential impact of prepayment on the price of an asset-backed security may be difficult to predict and result in greater volatility. During periods of rising interest rates, asset-backed securities have a high risk of declining in price because the declining prepayment rates effectively increase the maturity of the securities.

Other Investment Strategies and Risks



ZERO COUPON BONDS

Zero coupon bonds do not pay interest in cash on a current basis, but instead accrue interest over the life of the bond. As a result, these securities are issued at a deep discount. The value of these securities may fluctuate more than the value of similar securities that pay interest periodically. Although these securities pay no interest to holders prior to maturity, interest on these securities is reported as income to the Fund and distributed to its shareholders.


INVERSE FLOATING RATE OBLIGATIONS
Inverse floating rate obligations represent interests in bonds. They carry coupon rates that vary inversely to changes in short-term rates. As short-term interest rates rise, inverse floaters produce less income. In addition, prices of inverse floaters are more volatile than similar maturity bonds. The market value of the inverse floaters fall further than a similar maturity bond (and will also increase more when long-term rates fall).



MUNICIPAL LEASE OBLIGATIONS

Municipal lease obligations are revenue bonds backed by leases or installment purchase contracts. Municipal leases are issued by a state or local governments and authorities to acquire property or equipment. They frequently involve special risks not normally associated with general obligation or revenue bonds. Municipal lease obligations may not be backed by the issuing municipality, and many have a "non-appropriation" clause. A non-appropriation clause relieves the issuer of any lease obligation from making future payments under the lease unless money is appropriated for such purpose on a periodic basis. In addition, such lease obligation payments to the Fund may be suspended if the issuing municipality is prevented from maintaining occupancy of the leased premises or utilizing the leased equipment. The disposition of the property in the event of non-appropriation or foreclosure may be difficult, time consuming and costly and result in a delay in recovery or the failure to fully recover the Fund's original investment.


PORTFOLIO TURNOVER

There are no limits on turnover. Turnover may vary significantly from year to year. The advisor does not expect it to exceed 100% under normal conditions. The Fund generally intends to purchase securities for long-term investment, although, to a limited extent, it may purchase securities in anticipation of relatively short-term price gains. The Fund will also sell securities without regard to turnover if it believes that developments within specific issuers, sectors or the market as a whole so warrant. Portfolio turnover typically results in transaction costs and produces capital gains or losses resulting in tax consequences for Fund investors. It also increases transaction expenses, which reduce the Fund's return.

Other Investment Strategies and Risks


INTERFUND LENDING PROGRAM

The Fund may lend money to borrow from other funds advised by Stein Roe. The Fund will do so when the advisor believes such lending or borrowing is necessary and appropriate. Borrowing costs will be the same as or lower than the costs of a bank loan.


TEMPORARY DEFENSIVE STRATEGIES

At times, the advisor may determine that adverse market conditions make it desirable to temporarily suspend the Fund's normal investment activities. During such times, the Fund may, but is not required to, invest in cash or high-quality, short-term debt securities, without limit. Taking a temporary defensive position may prevent the Fund from achieving its investment goals.

Financial Highlights


The financial highlights table is intended to help you understand the Fund's financial performance. Information is shown for the Fund's fiscal year since inception, which runs from July 1 to June 30, unless otherwise indicated. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in Class A, B or C shares of the Fund (assuming reinvestment of all dividends and distributions). This information is included in the Fund's financial statements which have been audited by Ernst & Young LLP, independent auditors, whose report, along with the Fund's financial statements, is included in the Fund's annual report. You can request a free annual report by calling 1-800-426-3750.




The Fund


                                                                          Year ended June 30,
                                                                                 2001(a)

                                                                     Class A       Class B       Class C
Net asset value--
Beginning of period ($)                                             11.41          11.41         11.41
------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS ($):
Net investment income(b)                                             0.22           0.19          0.21
------------------------------------------------------------------------------------------------------
Net realized and unrealized gains (losses) on
  investments                                                       (0.05)         (0.05)        (0.04)
------------------------------------------------------------------------------------------------------

Total from Investment Operations                                     0.17           0.14          0.17
------------------------------------------------------------------------------------------------------
DISTRIBUTIONS ($):

Net investment income                                               (0.22)         (0.19)        (0.22)
------------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS

Net asset value--
End of period ($)                                                   11.36          11.36         11.36
------------------------------------------------------------------------------------------------------
Total return (c)(d) (%)                                              1.55           1.26          1.46
------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA (%):

Ratio of net expenses to average net assets (d)(e)                   0.90           1.55          1.10
------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets
   (d)(e)                                                             4.49           3.84          4.29
------------------------------------------------------------------------------------------------------
Portfolio turnover (d)(%)                                              17             17            17
------------------------------------------------------------------------------------------------------
Net assets at end of period(000) ($)                               12,988          6,981           962



(a)      Class A, B and C shares were initially offered on January 26, 2001.



(b) Per share data was calculated using average shares outstanding during the period.



(c) Computed giving effect to Stein Roe's, the administrator's and distributor's expense limitation undertaking.



(d) The benefits derived from custody credits and directed brokerage arrangements had no impact.



(e)      Not annualized.

                      NOTES
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
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                      __________________________________________________________
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                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________

                      NOTES
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________



                                                                              23
FOR MORE INFORMATION

Additional information about the Fund's investments is available in the Fund's semi-annual and annual reports to shareholders. The annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance over its last fiscal year.

You may wish to read the Statement of Additional Information for more information on the Fund and the securities in which it invests. The Statement of Additional Information is incorporated into this prospectus by reference, which means that it is considered to be part of this prospectus.

You can get free copies of reports and the Statement of Additional Information, request other information and discuss your questions about the Fund by writing or calling the Fund's distributor at:

Liberty Funds Distributor, Inc.
One Financial Center
Boston, MA 02111-2621
1-800-426-3750
 www.libertyfunds.com

Text-only versions of all Fund documents can be viewed online or downloaded from the EDGAR database on the Securities and Exchange Commission internet site at www.sec.gov.

You can review and copy information about the Fund by visiting the following location, and you can obtain copies, upon payment of a duplicating fee by electronic request at the E-mail address publicinfo@sec.gov or by writing the:

Public Reference Room
Securities and Exchange Commission
Washington, DC 20549-0102

Information on the operation of the Public Reference Room may be obtained by calling 1-202-942-8090.


INVESTMENT COMPANY ACT FILE NUMBER:

Liberty-Stein Roe Funds Municipal Trust: 811-4367

- - Stein Roe Intermediate Municipals Fund

770-01/902H-1001